ITEM 77Q - COPIES OF ANY MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS


AMENDMENT #8
TO THE BY-LAWS
OF
FEDERATED TOTAL RETURN
GOVERNMENT BOND FUND
Effective January 1, 2006
Strike Section 1, Officers, and Section 2,
Election of Officers
from Article I - OFFICERS AND
THEIR ELECTION, and replace
with the following:
Section 1.  Officers. The Officers
of the Trust shall be a President,
one or more Executive Vice
Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, and a
Secretary.  The Board of Trustees,
in its discretion, may also elect or
appoint one or more Vice
Chairmen of the Board of Trustees
(who need not be a Trustee),
and other Officers or agents,
including one or more Assistant
Vice Presidents, one or more Assistant
Secretaries, and one or
more Assistant Treasurers.  An Executive
Vice President, Senior Vice President or Vice
President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant
Secretary or an Assistant Treasurer,
respectively, to serve until the next
election of Officers.  Two
or more offices may be held by a single
person except the offices of President
and Executive Vice
President, Senior Vice President or
Vice President may not be held by
the same person
concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.
Any officer, or such other person
as the Board may appoint, may
preside at meetings of the shareholders.
Section 2.  Election of Officers.
The Officers shall be elected
annually by the Trustees.  Each
Officer shall hold office for one year
and until the election and
qualification of his successor, or
until earlier resignation or removal.
Strike Sections 2, Chairman of the Trustees,
Section 3, Vice Chairman of the
Trustees, Section 4,
President, and Section 5, Vice President from Article II - POWERS AND DUTIES OF
TRUSTEES AND OFFICERS, and replace
with the following:
Section 2.  Chairman of the Board.
The Board may elect from among its
members a Chairman of
the Board.  The Chairman shall at all
times be a Trustee who meets all
applicable regulatory and
other relevant requirements for
serving in such capacity.
The Chairman shall not be an officer of
the Trust, but shall preside over
meetings of the Board and shall
have such other responsibilities
in furthering the Board functions as
may be assigned from time to time
by the Board of Trustees
or prescribed by these By-Laws.
It shall be understood that
the election of any Trustee as
Chairman shall not impose on that
person any duty, obligation, or
liability that is greater than the
duties, obligations, and liabilities
imposed on that person as a Trustee
in the absence of such
election, and no Trustee who is so
elected shall be held to a higher
standard of care by virtue
thereof.  In addition, election as
Chairman shall not affect in any way
that Trustee's rights or
entitlement to indemnification under
the By-Laws or otherwise by the Trust.
The Chairman shall
be elected by the Board annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws.
Each Trustee, including the Chairman,
shall have one vote.
Resignation. The Chairman may resign at any time by giving written notice of resignation to the
Board.  Any such resignation shall take
effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Removal.  The Chairman may be removed
by majority vote of the Board
with or without cause at
any time.
Vacancy.  Any vacancy in the office of
Chairman, arising from any cause
whatsoever, may be
filled for the unexpired portion of
the term of the office which shall
be vacant by the vote of the
Board.
Absence.  If, for any reason, the
Chairman is absent from a meeting
of the Board, the Board may
select from among its members who
are present at such meeting a
Trustee to preside at such
meeting.
Section 3.  Vice Chairman of the Trustees.
Any Vice Chairman shall perform
such duties as may
be assigned to him from time to time
by the Trustees.  The Vice Chairman
need not be a Trustee.
Section 4.  President.  The President
shall be the principal executive officer of the Trust. He shall counsel and advise the Chairman.
He shall have general supervision
over the business of the
Trust and policies of the Trust.
He shall employ and define the
duties of all employees, shall
have power to discharge any such
employees, shall exercise general
supervision over the affairs
of the Trust and shall perform such
other duties as may be assigned to
him from time to time by
the Trustees, the Chairman or the
Executive Committee.  The President
shall have the power to
appoint one or more Assistant Secretaries or other junior officers, subject to ratification of such appointments by the Board.
The President shall have the power
to sign, in the name of and on
behalf of the Trust, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Trust, and may, in the name of and on behalf of the Trust, take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.
Section 5.  Vice President.
The Executive Vice President,
Senior Vice President or Vice
President, if any, in order of their
rank as fixed by the Board or if
not ranked, a Vice President
designated by the Board, in the absence
of the President shall perform
all duties and may exercise
any of the powers of the President
subject to the control of the Trustees.
Each Executive Vice
President, Senior Vice President and
Vice President shall perform such
other duties as may be
assigned to him from time to time by
the Trustees, the Chairman, the President, or the Executive
Committee.  Each Executive Vice President,
Senior Vice President and
Vice President shall be
authorized to sign documents on behalf
of the Trust.  The Executive Vice President,
Senior Vice
President and Vice President shall have the power to sign, in the name of and on behalf of the
Trust and subject to Article VIII, Section 1, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the
Trust, and may, in the name of and on
behalf of the Trust, take all
such action as the Executive
Vice President, Senior Vice President
or Vice President may deem
advisable in entering into
agreements to purchase securities
or other property in the ordinary
course of business, and to sign
representation letters in the course
of buying securities or other property.